                               WARRANT

                       To Purchase Common Stock
                                  of
                        Mesaba Holdings, Inc.



       This warrant, dated as of June 2, 1998, certifies that for value received Northwest Airlines, Inc., a Minnesota corporation ("Northwest"), or permitted assigns, is entitled to purchase from Mesaba Holdings, Inc., a Minnesota corporation (the "Company"), 1,435,230 shares (subject to adjustment as herein provided) of common stock of the Company (herein referred to as the "Common Shares") at the price determined as provided herein, and in all respects subject to the terms contained herein.

       This Warrant has been issued to Northwest in consideration of an amendment, dated June 2, 1998 to that certain Regional Jet Services Agreement dated as of October 25, 1996 between Northwest, the Company and Mesaba Aviation, Inc. (the "Jetlink Agreement").

       This Warrant is subject to the following provisions, terms, and conditions:

       2. The exercise price is $21.25 per share, subject to adjustment as hereinafter provided (the "Exercise Price").

       3. This Warrant shall become exercisable in installments cumulatively with respect to 1/18th of the Common Shares, as adjusted (initially 79,735 shares), on each date on which an Additional Aircraft enters scheduled passenger service under the Jetlink Agreement. As used herein, Additional Aircraft means the nineteenth through thirty-sixth RJ 85 aircraft to enter service under the Jetlink Agreement. This Warrant will expire at 5:00 p.m. Minneapolis time, on October 25, 2006, unless terminated earlier pursuant to the terms hereof. Subject to the last sentence of this Section 2, the rights represented by this Warrant may be exercised by Northwest, in whole or in part, by written notice of exercise delivered to the Company accompanied by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company together with payment by check payable in Minneapolis Clearing House funds to the order of the Company of the purchase price for such shares. The Company agrees that the shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Common Shares so purchased shall be delivered to Northwest as soon as practicable after the purchase rights represented by this Warrant shall have been so exercised. This Warrant may not be exercised in part for the purchase of any number of Common Shares less than 50,000, unless such number represents the total number of Common Shares then remaining subject to purchase pursuant to this Warrant.

       4. The Company covenants and agrees that all Common Shares issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be validly issued, fully paid, nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that until the expiration of this Warrant it will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its common stock to provide for the exercise of the purchase rights represented by this Warrant.

       5. This Warrant shall not be transferable or assignable by Northwest and may be exercised only by Northwest; provided, however, that Northwest may transfer or assign this Warrant to any affiliate (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Northwest and any successor corporation (or other entity) resulting from its merger, consolidation, or other reorganization or the sale of all or substantially all of its assets.

       6. In case the Company shall declare a stock dividend or other distribution upon its common stock payable in common stock of the Company, then the total maximum number of Common Shares issuable upon the exercise of this Warrant shall be increased by an amount equal to the number of shares of common stock which would have been issued to Northwest as a result of the issuance of such dividend or other distribution if, immediately prior to the record date relating to such dividend or other distribution, Northwest had exercised its purchase rights under this Warrant with respect to the total number of Common Shares then remaining subject to purchase. The Exercise Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced.

       7. In case the Company shall at any time subdivide or split its outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision or split shall be proportionately reduced, and conversely, in case the outstanding shares of common stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the Exercise Price pursuant to this Section 6, Northwest shall thereafter be entitled to purchase, at the then applicable Exercise Price, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the applicable Exercise Price resulting from such adjustment.

       8. If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of common stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Northwest shall thereafter have the right to receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares of the Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of common stock of the Company equal to the number of Common Shares immediately theretofore receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision

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

  shall be made with respect to the rights and interests of Northwest to the end that the provisions hereof (including without limitation provision for adjustments of the then applicable Exercise Price and of the number of shares or other kinds of securities or other property receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the surviving corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to Northwest at the last address of Northwest appearing on the books of the Company, the obligation to deliver to Northwest such shares of stock, securities or assets as, in accordance with the foregoing provisions, Northwest may be entitled to receive.

       9. Upon any adjustment of the Exercise Price or the number of Common Shares or other kinds of securities or other property receivable upon exercise of this Warrant, then and in each case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to Northwest at the address as shown on the books of the Company, which notice shall state the then applicable Exercise Price resulting from such adjustment, and the increase or decrease, if any, in the number of Common Shares or other kinds of securities or other property receivable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

       10.  In case any time:

            (i) the Company shall pay or make any stock dividend or other distribution payable in stock upon its common stock or make any distribution (other than regular cash dividends) to the holders of its common stock;

            (ii) the Company shall offer for subscription pro rata to the holders of its common stock any additional shares of stock of any class or other rights;

            (iii) there shall be any capital reorganization, reclassification of the capital stock of the Company, or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation; or

            (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

  then, in any one or more of said cases, at least 21 days prior to the applicable date specified below, the Company shall give written notice, by first-class mail, postage prepaid, addressed to Northwest at the address as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights, or (bb) such

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

  reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of common stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Failure to give such notice or any defect therein shall not affect the legality or validity of any such proceeding or transaction and shall not affect the right of the holder to participate in any said dividend, distribution, subscription or exchange.

       11. Any transfer of this Warrant permitted by Section 4 hereof may be effected at the principal office of the Company by a duly authorized officer or attorney of Northwest, upon surrender of this Warrant properly endorsed. Northwest and each permitted transferee consents and agrees that Northwest may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, in the absence of any actual written notice to the contrary.

       12. This Warrant is exchangeable upon the surrender hereof by Northwest at the principal office of the Company for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

       13. Notwithstanding any other provisions set forth in this Warrant to the contrary, the rights of Northwest granted in this Warrant shall terminate (i) immediately upon the termination of the Jetlink Agreement, if the Jetlink Agreement is terminated by Northwest or (ii) 30 days after Northwest's receipt of notice from the Company of the Company's termination of the Jetlink Agreement, if the Jetlink Agreement is terminated as the result of such notice.

       14. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 2nd day of June, 1998.



                                MESABA HOLDINGS, INC.


                                By /s/__________________
                                   John S. Fredericksen
                                   Vice President
                                   Administration and General Counsel










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

                            ELECTION TO PURCHASE

                  (To be executed by the registered holder
               if such holder desires to exercise the Warrant.)


  TO:  Mesaba Holdings, Inc.

       The undersigned hereby  irrevocably elects to exercise this  Warrant

  to  the  extent  of  ___________  Common  Shares  and  requests   that

  certificates  for such  shares be  issued,  and any  payment in  lieu  of fractional shares be made, in the name of:


  ________________________________________________________________________
  (Print name, address and social security or other tax identification number)

  Dated:________________,____

                                     ______________________________
                                     Signature

                                     (Signature must conform in all
                                     respects to name  of holder as
                                     specified on the  face of this
                                     Warrant.)


























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
                             FORM OF ASSIGNMENT

                  (To be executed by the registered holder
              if such holder desires to transfer the Warrant.)


       FOR VALUE RECEIVED,________________________________________________

  hereby sells, assigns and transfers unto________________________________

__________________________________________________________________________
                (Print name and address of transferee)

  this Warrant,  together with all right,  title and interest therein,  and does hereby irrevocably constitute and appoint__________________________

  Attorney, to transfer the within Warrant on the books of the Company, with full power of substitution.

  Dated:_______________,____

                                     ______________________________
                                     Signature

                                     (Signature must conform in all
                                     respects to name  of holder as
                                     specified on the  face of this
                                     Warrant.)




























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